Exhibit 99.1

Callon Petroleum Company Announces Upsizing and Pricing of Common Stock Offering

NATCHEZ, Miss., December 13, 2016 — Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it has priced an upsized underwritten public offering of 40,000,000 shares of its common stock for total estimated gross proceeds (before the underwriter’s discounts and commissions and estimated offering expenses) of $656 million. The underwriters will have an option to purchase up to an additional 6,000,000 shares of common stock from the Company.

Proceeds from the offering are expected to be used to fund the pending Ameredev Acquisition, as described in the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on December 13, 2016, and the balance for general corporate purposes. If the pending Ameredev Acquisition is not consummated, the Company intends to use the net proceeds of this offering to fund a portion of its exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions, repayment of indebtedness and working capital.

Barclays and J.P. Morgan are acting as joint book-running managers for the offering. The offering is expected to close on December 19, 2016, subject to customary closing conditions.

The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the underwriters will arrange to send you the prospectus supplement and related base prospectus if you request them by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at 1-888-603-5847, or by e-mailing barclaysprospectus@broadridge.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, via telephone at 1-866-803-9204, or by e-mailing prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including regarding the consummation of the pending acquisition and completion of related financing and the time frame in which these transactions will occur. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

For further information contact:

Eric Williams

Manager, Investor Relations

1-800-451-1294